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                                                                   EX-99.B(h)(1)

                                  Appendix A

          Funds of Wells Fargo Funds Trust Covered by This Agreement


Fee of 0.15% of average daily
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net assets on an annual basis:
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1.  Aggressive Balanced-Equity Fund
2.  Arizona Tax-Free Fund
3.  Asset Allocation Fund
4.  California Limited Term Tax-Free Fund
5.  California Tax-Free Fund
6.  California Tax-Free Money Market Fund
7.  California Tax-Free Money Market Trust
8.  Cash Investment Money Market Fund
9.  Colorado Tax-Free Fund
10. Corporate Bond Fund
11. Disciplined Growth Fund
12. Diversified Bond Fund
13. Diversified Equity Fund
14. Diversified Small Cap Fund
15. Equity Income Fund
16. Equity Index Fund
17. Equity Value Fund
18. Government Institutional Money Market Fund
19. Government Money Market Fund
20. Growth Balanced Fund
21. Growth Equity Fund
22. Growth Fund
23. Income Fund
24. Income Plus Fund
25. Index Allocation Fund
26. Index Fund
27. Intermediate Government Income Fund
28. International Equity Fund
29. International Fund
30. Large Cap Appreciation Fund
31. Large Company Growth Fund
32. Limited Term Government Income Fund
33. Minnesota Intermediate Tax-Free Fund
34. Minnesota Money Market Fund
35. Minnesota Tax-Free Fund
36. Moderate Balanced Fund
37. Money Market Fund
38. Money Market Trust
39. Mid Cap Growth Fund
40. National Limited Term Tax-Free Fund

                                      A-1
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41. National Tax-Free Fund
42. National Tax-Free Institutional Money Market Fund
43. National Tax-Free Money Market Fund
44. National Tax-Free Money Market Trust
45. Nebraska Tax-Free Fund
46. Oregon Tax-Free Fund
47. Outlook Today Fund
48. Outlook 2010 Fund
49. Outlook 2020 Fund
50. Outlook 2030 Fund
51. Outlook 2040 Fund
52. OTC Growth Fund
53. Overland Express Sweep Fund
54. Positive Return Bond Fund
55. Prime Investment Institutional Money Market Fund
56. Prime Investment Money Market Fund
57. Small Cap Growth Fund
58. Small Cap Opportunities Fund
59. Small Cap Value Fund
60. Small Company Growth Fund
61. Specialized Health Sciences Fund
62. Specialized Technology Fund
63. Stable Income Fund
64. Strategic Income Fund
65. Treasury Plus Institutional Money Market Fund
66. Treasury Plus Money Market Fund
67. Variable Rate Government Fund
68. Wealthbuilder Growth & Income Portfolio
69. Wealthbuilder Growth Balanced Portfolio
70. Wealthbuilder Growth Portfolio
71. Wells Fargo SIFE Specialized Financial Services Fund
72. 100% Treasury Institutional Money Market Fund
73. 100% Treasury Money Market Fund


Approved by Board of Trustees: October 24, 2000, March 1, 2001, May 8, 2001, and August 7, 2001.

Most Recent Annual Approval Date: August 7, 2001.

                                      A-2